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                                                                    EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated February 12, 2001 relating to the financial statements of U.S. Monolithics, L.L.C., for the years ended December 31, 2000 and 1999, which appears in ViaSat, Inc.'s Current Report on Form 8-K/A dated December 12, 2001 and filed on December 20, 2001.


/s/ NELSON LAMBSON & CO., PLC

Mesa, Arizona
December 20, 2001